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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       Image Technology Laboratories, Inc.
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             (Exact name of registrant as specified in its charter)


             Delaware                                   22-3531373
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(State of incorporation or organization)   (I.R.S. Employer Identification No.)

 167 Schwenk Drive, Kingston, New York                     12401
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(Address of principal executive offices)               (Zip Code)

         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), please check the following box. [X]

         Securities Act registration statement to which this form relates:
333-336787

         Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                Name of each exchange on which
         to be so registered                each class is to be registered

           Not applicable                          Not applicable
 ----------------------------------         ------------------------------


         Securities to be registered pursuant to Section 12(g) of the Act:


                    Common Stock, par value, $0.01 per share
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                                (Title of class)



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Item 1.           Description of Registrant's Securities to be Registered.

         A description of the Common Stock is set forth at page 39 of the Prospectus forming part of the Registration Statement on Form SB-2 filed under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission on March 30, 2000, Registration No. 333-336787 (the "Registration Statement") on behalf of Image Technology Laboratories, Inc. (the "Registrant"), which is hereby incorporated by reference for all purposes.


Item 2.           Exhibits.

         1. Articles of Incorporation, as amended, of the Registrant are incorporated herein by reference to Exhibit 3.1 to the Registration Statement.

         2. By-laws of the Registrant are incorporated herein by reference to Exhibit 3.2 to the Registration Statement.

         3. Specimen Certificate for Shares of the Common Stock of the Registrant is incorporated herein by reference to Exhibit 4.1 to the Registration Statement.

         4. Form of Private Placement Warrant of the Registrant is incorporated herein by reference to Exhibit 4.3 to the Registration Statement.

         5. Form of Investor Warrant of the Registrant is incorporated herein by reference to Exhibit 4.4 to the Registration Statement.

         6. Form of Oakes Warrant of the Registrant is incorporated herein by reference to Exhibit 4.5 to the Registration Statement.

         7. Image Technology 1998 Stock Option Plan is incorporated herein by reference to Exhibit 10.1 to the Registration Statement.

         8. Stockholders Agreement dated January 16, 1998 among certain investors and Image Technology is incorporated herein by reference to Exhibit 10.2 to the Registration Statement.

         9. Form of Registration Rights Agreement dated February 2000 among certain investors and Image Technology is incorporated herein by reference to Exhibit 10.3 to the Registration Statement.





         The Registrant hereby further incorporates by reference the description of the Common Stock included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, duly authorized officer.

                                       IMAGE TECHNOLOGY LABORATORIES, INC.



                                       By:    /s/ David Ryon
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                                           David Ryon, MD
                                           CEO, President, Chairman of the Board


Dated: August 10, 2000